Exhibit No. 15



 November 9, 1999



 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C. 20549

 Commissioners:

 We are aware that our report dated November 9, 1999 on our review of interim financial information of Bristol-Myers Squibb Company for the period ended September 30, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Registration Statements on Form S-8 (Nos. 33-30856, 33-38411, 33-38587, 33-44788, 333-47403, 33-52691,
 33-58187,  333-02873 and 33-30756-02), Form S-4 (No. 333-09519),  and
 Form S-3 (Nos. 33-33682, 333-49227 and 33-62496).

 Such report is not a "report" or "part" of a registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933 and the independent accountants' liability under Section 11 does not extend to such report.





 Yours very truly,







 PricewaterhouseCoopers LLP




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